                                                                    EXHIBIT 10.4

                                 ADDENDUM #2 TO
                      LICENSING AND DISTRIBUTION AGREEMENTS
                            (2004-2005 AND 2005-2007)

      THIS ADDENDUM #2 TO LICENSING AND DISTRIBUTION AGREEMENTS (this "Addendum") is dated as of October ___, 2004 ("Effective Date"), by and between ENCORE SOFTWARE, INC., a Minnesota corporation ("Distributor"), and RIVERDEEP INC., A LIMITED LIABILITY COMPANY, a Delaware limited liability company ("Riverdeep"), with respect to the following Recitals.

      A. Distributor and Riverdeep have entered into (i) that certain Licensing and Development Agreement (Manufacturing Rights)(2004-2005), dated as of March 29, 2004 ("Agreement One"), and (ii) that certain Licensing and Development Agreement (Manufacturing Rights)(2005-2007), dated as of March 29, 2004 ("Agreement Two"), as amended pursuant to that certain Addendum #1 to Licensing and Distribution Agreements (2004-2005 and 2005-2007) ("Addendum #1", and together with Agreement One and Agreement Two, the "Agreements"; each initially-capitalized term used herein and not otherwise defined shall have the meaning ascribed to such term in the Agreements).

      B. Since entering into the Agreements, Distributor has identified certain provisions of the Agreements which it believes should be amended in order to provide additional clarity with respect to the rights and obligations of the parties.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

      1.    MODIFICATIONS TO THE AGREEMENTS.

      1.1 Section 1 of Agreement One is hereby amended by deleting the existing language of Section 1.15 and inserting the following therefor:

            "1.15 "PRODUCT" or "PRODUCTS" shall mean those computer software product lines of Riverdeep consisting of the individual SKU's for such lines listed on Exhibit A, as the same may be amended from time to time in accordance with the provisions of Section 2.6 and 2.7. Riverdeep shall have the right upon 30 days' prior written notice to Distributor to modify, alter, improve, change, add to or discontinue any or all the Products in accordance with the provisions of Section
            2.6 and 2.7. Notwithstanding anything to the contrary in this Agreement, including Exhibit A, in no event shall the Products include any Excluded Products or Previously-Released Properties. References to "Products" herein shall be deemed to include all SKU's within such Product other than Previously-Released Properties."

      1.2 The second sentence of Section 4.2.1 of Agreement One is hereby amended by deleting the existing language in its entirety and inserting the following therefor:

            "If and to the extent that Riverdeep receives third party consents from its licensors sufficient to enable it to license the Consent-Required Products to Distributor in accordance with the terms of this Agreement (each, a "Third Party Consent"), then, Riverdeep shall promptly notify Distributor as to each Third Party Consent that is received and Distributor shall increase the Guaranteed Royalty by an amount equal to the product of (i) $2,000,000, and (ii) the sum of the allocable percentages corresponding to those Consent-Required Products as to which Riverdeep has received such Third Party Consent."

      1.3 The first paragraph of Section 6 of Exhibit B to Agreement One entitled "Channel Inventory" is hereby amended in its entirety to read as follows:

            "6. Channel Inventory. From and after the Commencement Date, all amounts received by Riverdeep on account of Product distributed into the Channel shall be payable to Distributor, and to the extent any such funds are received by Riverdeep, the same shall be reported and paid thereto within fifteen (15) days of receipt thereof. During the Term, Distributor shall: (a) accept returns of Channel Inventory; and (b) provide Distributor's retail accounts with the Channel Inventory Credits. Distributor shall be entitled to credit against amounts otherwise payable to Riverdeep in the amount of Distributor's cost (1) for Channel Inventory Credits provided by Distributor to its Retailers during the Term and (2) for credits issued for the return of Channel Inventory to Distributor not to exceed 16%, except in instances of credits issued prior to the Effective Date of the Agreement."

      1.4 Section 1 of Addendum #1 is hereby amended by inserting the following as Section 1.5:

            "1.5 "Excess COKeM Inventory" means all COKeM Inventory purchased by Distributor pursuant this Addendum which exceeds ten weeks of inventory, except where such COKeM Inventory is saleable and active as mutually determined by the parties and as further defined as set forth in the product list to be attached as Schedule A hereto."

      1.5 Section 2.7.3 of Addendum #1 is hereby amended by deleting the current section and replacing it with the following:

            "2.7.3 In addition, Distributor shall be entitled to a credit on a monthly basis against amounts otherwise payable to Riverdeep in an amount equal to (i) the amount by which the purchase price paid by Distributor for the Excess COKeM Inventory exceeds the (ii) the wholesale price for which Distributor is able to sell the Excess COKeM Inventory. Distributor shall use good faith efforts to sell such Excess COKeM Inventory. In the event that any Excess COKeM Inventory remains in the possession of Distributor on the first anniversary of the

            Commencement Date, Distributor shall be entitled to destroy such Excess COKeM Inventory without further obligation to Riverdeep."

2. EXCESS COKeM INVENTORY. Riverdeep and Distributor hereby acknowledge and agree that those Products identified on Schedule A, which shall be mutually determined using the commercially reasonable judgment of each of the parties hereto, and later attached hereto and incorporated herein, represent the Excess COKeM Inventory.

3.    THIRD PARTY CONSENTS; ADDITIONAL PAYMENTS.

      (i) The parties hereby acknowledge and agree that the indemnification obligations of each of the parties as is set forth in the Agreements shall extend to the Consent-Required Products as is defined therein.

      (ii) If upon the receipt of a Third Party Consent and application of the applicable increase to the Guaranteed Royalty (each, a "Third Party Consent Increase") payments by Distributor to Riverdeep prior to the application of the Third Party Consent Increase were insufficient to cover the Guaranteed Royalty (including the retroactive application of the Third Party Consent Increase), Distributor shall make a "catch up" payment in an amount equal to the difference between the amount actually paid by Distributor to Riverdeep prior to the application of the Third Party Consent Increase and the amount of the Guaranteed Royalty following the application of the Third Party Consent Increase. This catch-up payment, if any, shall be payable by Distributor to Riverdeep not later than 30 days following the application of a Third Party Consent Increase. Thereafter, subject to adjustment pursuant to the terms and conditions set forth in the Agreements, the Guaranteed Royalty shall be increased by the amount of the Third Party Consent Increase.

4. REAFFIRMATION OF REPRESENTATIONS AND WARRANTIES. Both parties reaffirm the representations and warranties set forth in the Agreements, as amended by the terms hereof.

5. CONFLICT. In the event of any conflict between the terms of the Agreements and the terms of this Addendum, the terms of this Addendum shall prevail. Otherwise, except as specifically set forth in this Addendum, all the terms and conditions of the Agreements are hereby ratified and affirmed.

6. ENTIRE AGREEMENT. The Agreement, as otherwise amended and as modified by this Addendum is the sole agreement between the parties to the subject matter hereof and supersedes all prior understandings, writings, proposals, representations, or communications, oral or written, of either party relating to the subject matter of the Agreement and this Addendum. This Addendum may be executed in any number of counterparts.

IN WITNESS WHEREOF, the parties have caused their authorized signatories to execute this Addendum as of the date set forth above.

ENCORE SOFTWARE, INC., a Minnesota      RIVERDEEP, INC., A LIMITED LIABILITY
corporation                             COMPANY, a Delaware limited liability
                                        company

By:________________________________     By: ____________________________________
    Stephen P. Miller                   Name:
    CFO                                 Title: